Exhibit 99.1

FULTON FINANCIAL
CORPORATION
FOR IMMEDIATE RELEASE
Media Contact: Lacey Dean (717) 735-8688
Investor Contact: Matt Jozwiak (717) 327-2657

Fulton Financial Corporation Announces 2025 Third Quarter Results

(October 21, 2025) – Lancaster, PA – Fulton Financial Corporation (NASDAQ: FULT) (“Fulton” or the “Corporation”) reported net income available to common shareholders of $97.9 million, or $0.53 per diluted share, for the third quarter of 2025, an increase of $1.3 million in comparison to the second quarter of 2025. Operating net income available to common shareholders for the three months ended September 30, 2025 was $101.3 million(1), or $0.55 per diluted share(1), an increase of $0.7 million in comparison to the second quarter of 2025.

Net income available to common shareholders for the nine months ended September 30, 2025 was $285.0 million, or $1.55 per diluted share, an increase of $72.5 million, or $0.34 per diluted share, in comparison to the nine months ended September 30, 2024. Operating net income available to common shareholders for the nine months ended September 30, 2025, was $297.4 million(1), or $1.62 per diluted share(1), an increase of $58.2 million, or $0.25 per diluted share, in comparison to the nine months ended September 30, 2024.

"We're proud to announce record operating net income surpassing $101 million, or $0.55 per diluted share, during the third quarter," said Curtis J. Myers, Chairman and CEO of Fulton." Our continued success is a result of our focus on serving as trusted advisors to our customers and deepening our customer relationships."

Financial Highlights

Third quarter of 2025 operating results of $0.55 per diluted share were impacted by the following items:

•Solid net interest margin of 3.57%, with a four basis point decrease in total cost of funds compared to the prior quarter.

•Non-interest income increased $1.3 million to $70.4 million compared to $69.1 million in the prior quarter.

•Non-interest expense increased $3.8 million to $196.6 million compared to $192.8 million in the prior quarter. Operating non-interest expense increased $3.8 million to $191.4 million(1) compared to $187.6 million in the prior quarter.

•Provision for credit losses was $10.2 million resulting in an allowance for credit losses attributable to net loans of $376.3 million, or 1.57% of total net loans as of September 30, 2025.

•Common equity tier 1 capital ratio(2) increased to approximately 11.5% compared to 11.3% in the prior quarter.

•During the third quarter of 2025, 1,650,000 shares of the Corporation's common stock were repurchased under the 2025 Repurchase Program(3) at a cost of $30.8 million or an average of $18.67 per share. The value of common stock that may be repurchased under the 2025 Repurchase Program was $85.6 million as of September 30, 2025.

The following items highlight notable changes in the components of net income in the third quarter of 2025 compared to the second quarter of 2025:

•Net interest income totaled $264.2 million, an increase of $9.3 million. An increase of $8.9 million in interest income on net loans and a $2.1 million decrease in interest expense on borrowings and other interest-bearing liabilities was partially offset by a $1.0 million increase in interest expense on deposits and a $0.6 million decrease in interest income on other interest-earning assets. Purchase loan mark accretion from loans acquired in the Acquisition(4) was $12.7 million in the third quarter of 2025 compared to $11.4 million in the prior quarter.

•Non-interest income before investment securities gains (losses) was $70.4 million compared to $69.1 million in the prior quarter. The $1.3 million increase was primarily due to increases of $0.4 million in wealth management revenues, $0.3 million in overdraft fee income and $0.3 million in consumer card income. Other non-interest income increased $0.8 million primarily as a result of a gain on sale of loans of $1.1 million, partially offset by a $0.3 million decrease in income from equity method investments.

•Non-interest expense was $196.6 million compared to $192.8 million in the prior quarter. The $3.8 million increase in non-interest expense was primarily due to a $4.1 million increase in salaries and employee benefits expense largely due to an increase in incentive compensation expense and one additional calendar day in the third quarter of 2025. Included in salaries and employee benefits expense was $0.5 million in employee severance expense.

Balance Sheet Summary

•Total net loans of $24.0 billion as of September 30, 2025 increased nominally in comparison to June 30, 2025. The $29.0 million increase in net loans was due to increases of $115.4 million in consumer loans(5), partially offset by a decrease of $86.4 million in commercial and other loans(5).

•Deposits totaled $26.3 billion, an increase of $194.4 million, compared to $26.1 billion as of June 30, 2025. The increase was primarily due to increases of $442.3 million in interest-bearing demand deposits due to seasonal trends in the municipal deposit portfolio, and $145.8 million in savings deposits, partially offset by decreases of $201.6 million in noninterest-bearing demand deposits, $107.7 million in brokered deposits and $84.3 million in time deposits.

Provision for Credit Losses and Asset Quality

•The provision for credit losses was $10.2 million in the third quarter of 2025, resulting in a $376.3 million allowance for credit losses attributable to net loans, or 1.57% of total net loans as of September 30, 2025, compared to $377.3 million, or 1.57% of total net loans as of June 30, 2025.

•Non-performing assets were $201.0 million, or 0.63% of total assets, as of September 30, 2025, in comparison to $215.6 million, or 0.67% of total assets, as of June 30, 2025.

•Annualized net charge-offs for the third quarter of 2025 were 0.18% of total average loans in comparison to 0.20% in the prior quarter.

Additional information on Fulton is available on the Internet at www.fultonbank.com.
(1) Financial measure derived by methods other than generally accepted accounting principles ("GAAP"). Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of the press release.
(2) Regulatory capital ratios as of September 30, 2025, are preliminary estimates and prior periods are actual.

(3) The 2025 Repurchase Program represents the authorization, commencing on January 1, 2025 and expiring on December 31, 2025, to repurchase up to $125 million of the Corporation’s common stock. Under this authorization, up to $25 million of the $125 million authorization may be used to repurchase the Corporation’s preferred stock and outstanding subordinated notes due 2030. As permitted by securities laws and other legal requirements and subject to market conditions and other factors, purchases may be made from time to time under the 2025 Repurchase Program in open market or privately negotiated transactions, including without limitation, through accelerated share repurchase transactions. The 2025 Repurchase Program may be discontinued at any time.

(4) On April 26, 2024, the Corporation announced that its wholly owned banking subsidiary, Fulton Bank, National Association ("Fulton Bank"),
acquired substantially all of the assets and assumed substantially all of the deposits and certain liabilities of Republic First Bank, doing business as Republic Bank ("Republic Bank"), from the Federal Deposit Insurance Corporation (the "FDIC"), as receiver for Republic Bank (the
"Acquisition"), pursuant to the terms of the Purchase and Assumption Agreement - Whole Bank, All Deposits, effective as of April 26, 2024 among the FDIC, as receiver of Republic Bank, the FDIC and Fulton Bank.

(5) Commercial loans include real estate - commercial mortgage, commercial and industrial, leases and other loans and includes a decrease in commercial construction loans of $27.0 million, reflected in real estate - construction. Consumer loans include real estate - residential mortgage, real estate - home equity, consumer and includes an increase of $6.7 million in residential construction loans, reflected in real estate - construction.

Note: Some numbers contained in this document may not sum due to rounding.

Safe Harbor Statement

This press release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the "SEC") and are, or will be, available in the Investor Relations section of the Corporation's website (www.fultonbank.com) and on the SEC's website (www.sec.gov).

Non-GAAP Financial Measures

The Corporation uses certain financial measures in this press release that have been derived from methods other than GAAP. These non-GAAP financial measures are reconciled to the most comparable GAAP measures in tables at the end of this press release.

FULTON FINANCIAL CORPORATION
SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
(dollars in thousands, except per share and shares data)
	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2025	2025	2025	2024	2024
Ending Balances
Investment securities(1)	$5,045,270	$5,093,027	$5,071,323	$4,806,468	$4,545,278
Net loans	24,041,489	24,012,539	23,862,574	24,044,919	24,176,075
Total assets	31,995,086	32,040,448	32,132,028	32,071,810	32,185,726
Deposits	26,332,490	26,138,067	26,328,972	26,129,433	26,152,144
Shareholders' equity	3,413,598	3,329,246	3,274,321	3,197,325	3,203,943

Average Balances
Investment securities(1)	5,025,072	5,084,371	4,906,952	4,771,537	4,237,805
Net loans	24,020,322	23,899,743	24,006,863	24,068,784	24,147,801
Total assets	31,924,038	31,901,574	31,971,601	32,098,852	31,895,235
Deposits	26,298,680	26,125,602	26,169,883	26,313,378	25,778,259
Shareholders' equity	3,361,368	3,304,015	3,254,125	3,219,026	3,160,322

Income Statement
Net interest income	264,198	254,921	251,187	253,659	258,009
Provision for credit losses	10,245	8,607	13,898	16,725	11,929
Non-interest income	70,407	69,148	67,232	65,924	59,673
Non-interest expense	196,574	192,811	189,460	216,615	226,089
Income before taxes	127,786	122,651	115,061	86,243	79,664
Net income available to common shareholders	97,892	96,636	90,425	66,058	60,644

Per Share
Net income available to common shareholders (basic)	$0.54	$0.53	$0.50	$0.36	$0.33
Net income available to common shareholders (diluted)	$0.53	$0.53	$0.49	$0.36	$0.33
Operating net income available to common shareholders(2)	$0.55	$0.55	$0.52	$0.48	$0.50
Cash dividends	$0.18	$0.18	$0.18	$0.18	$0.17
Common shareholders' equity	$17.81	$17.20	$16.91	$16.50	$16.55
Common shareholders' equity (tangible)(2)	$14.39	$13.78	$13.46	$13.01	$13.02
Weighted average shares (basic)	181,658	182,261	182,179	182,032	181,905
Weighted average shares (diluted)	183,349	183,813	184,077	183,867	183,609
(1) Includes related unrealized holding gains (losses) for available for sale ("AFS") securities.
(2) Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this press release.

	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2025	2025	2025	2024	2024
Asset Quality
Net charge-offs to average loans (annualized)	0.18%	0.20%	0.21%	0.22%	0.18%
Non-performing loans to total net loans	0.83%	0.89%	0.82%	0.92%	0.84%
Non-performing assets to total assets	0.63%	0.67%	0.62%	0.69%	0.64%
ACL - loans(1) to total loans	1.57%	1.57%	1.59%	1.58%	1.56%
ACL - loans(1) to non-performing loans	189%	177%	193%	172%	186%

Profitability
Return on average assets	1.25%	1.25%	1.18%	0.85%	0.79%
Operating return on average assets(2)	1.29%	1.30%	1.25%	1.14%	1.17%
Return on average common shareholders' equity	12.26%	12.46%	11.98%	8.68%	8.13%
Operating return on average common shareholders' equity (tangible)(2)	15.79%	16.26%	15.95%	14.83%	15.65%
Net interest margin	3.57%	3.47%	3.43%	3.41%	3.49%
Efficiency ratio(2)	56.5%	57.1%	56.7%	58.4%	59.6%
Non-interest expense to total average assets	2.44%	2.42%	2.40%	2.68%	2.82%
Operating non-interest expense to total average assets(2)	2.38%	2.36%	2.32%	2.36%	2.45%

Capital Ratios(3)
Tangible common equity ratio ("TCE")(2)	8.3%	8.0%	7.8%	7.5%	7.5%
Tier 1 leverage ratio	9.5%	9.4%	9.2%	9.0%	9.0%
Common equity Tier 1 capital ratio	11.5%	11.3%	11.1%	10.8%	10.5%
Tier 1 risk-based capital ratio	12.3%	12.1%	11.9%	11.5%	11.3%
Total risk-based capital ratio	14.9%	14.7%	14.5%	14.3%	14.0%

(1) "ACL - loans" relates to the allowance for credit losses ("ACL") specifically on "Net Loans" and does not include the ACL related to off-balance-sheet ("OBS") credit exposures.
(2) Non-GAAP financial measure. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this press release.
(3) Regulatory capital ratios as of September 30, 2025 are preliminary estimates and prior periods are actual.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED ENDING BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2025	2025	2025	2024	2024
ASSETS
Cash and due from banks	$307,267	$362,280	$388,503	$279,041	$296,500
Other interest-earning assets	643,111	583,899	778,117	924,404	1,287,392
Loans held for sale	19,875	23,281	15,965	25,618	17,678
Investment securities	5,045,270	5,093,027	5,071,323	4,806,468	4,545,278
Net loans	24,041,489	24,012,539	23,862,574	24,044,919	24,176,075
Less: ACL - loans(1)	(376,258)	(377,337)	(379,677)	(379,156)	(375,961)
Loans, net	23,665,231	23,635,202	23,482,897	23,665,763	23,800,114
Net premises and equipment	178,644	184,290	186,873	195,527	171,731
Accrued interest receivable	114,003	117,130	116,215	117,029	115,903
Goodwill and intangible assets	618,361	623,729	629,189	635,458	641,739
Other assets	1,403,324	1,417,610	1,462,946	1,422,502	1,309,391
Total Assets	$31,995,086	$32,040,448	$32,132,028	$32,071,810	$32,185,726
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$26,332,490	$26,138,067	$26,328,972	$26,129,433	$26,152,144
Borrowings	1,471,961	1,773,900	1,657,200	1,782,048	2,052,227
Other liabilities	777,037	799,235	871,535	963,004	777,412
Total Liabilities	28,581,488	28,711,202	28,857,707	28,874,485	28,981,783
Shareholders' equity	3,413,598	3,329,246	3,274,321	3,197,325	3,203,943
Total Liabilities and Shareholders' Equity	$31,995,086	$32,040,448	$32,132,028	$32,071,810	$32,185,726

LOANS, DEPOSITS AND BORROWINGS DETAIL:
Loans, by type:
Real estate - commercial mortgage	$9,734,156	$9,678,038	$9,676,517	$9,601,858	$9,493,479
Commercial and industrial	4,437,905	4,541,765	4,531,266	4,605,589	4,914,734
Real estate - residential mortgage	6,617,017	6,511,687	6,409,657	6,349,643	6,302,624
Real estate - home equity	1,214,399	1,193,410	1,170,470	1,160,616	1,144,402
Real estate - construction	1,134,748	1,155,099	1,175,445	1,394,899	1,332,954
Consumer	566,291	583,949	597,305	616,856	651,717
Leases and other loans(2)	336,973	348,591	301,914	315,458	336,165
Total Net Loans	$24,041,489	$24,012,539	$23,862,574	$24,044,919	$24,176,075
Deposits, by type:
Noninterest-bearing demand	$5,136,210	$5,337,771	$5,435,934	$5,499,760	$5,501,699
Interest-bearing demand	8,035,393	7,593,083	7,804,388	7,843,604	7,779,472
Savings	8,417,678	8,271,925	8,208,526	7,792,114	7,740,595
Total demand and savings	21,589,281	21,202,779	21,448,848	21,135,478	21,021,766
Brokered	709,667	817,398	738,458	843,857	843,473
Time	4,033,542	4,117,890	4,141,666	4,150,098	4,286,905
Total Deposits	$26,332,490	$26,138,067	$26,328,972	$26,129,433	$26,152,144
Borrowings, by type:
Federal Home Loan Bank advances	$450,000	$800,000	$750,000	$850,000	$950,000
Senior debt and subordinated debt	367,557	367,476	367,396	367,316	535,917
Other borrowings	654,404	606,424	539,804	564,732	566,310
Total Borrowings	$1,471,961	$1,773,900	$1,657,200	$1,782,048	$2,052,227

(1) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except per share and share data)
	Three months ended					Nine months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Sep 30
	2025	2025	2025	2024	2024	2025	2024
Net Interest Income:
Interest income	$411,006	$402,761	$399,692	$414,368	$427,656	$1,213,458	$1,167,828
Interest expense	146,808	147,840	148,505	160,709	169,647	443,153	461,162
Net Interest Income	264,198	254,921	251,187	253,659	258,009	770,305	706,666
Provision for credit losses	10,245	8,607	13,898	16,725	11,929	32,749	54,910
Net Interest Income after Provision	253,953	246,314	237,289	236,934	246,080	737,556	651,756
Non-Interest Income:
Wealth management	22,639	22,281	21,785	22,002	21,596	66,705	62,741
Commercial banking:
Merchant and card	7,327	7,376	6,591	7,082	7,496	21,294	22,103
Cash management	8,335	8,376	7,799	7,633	7,201	24,510	20,473
Capital markets	2,908	2,945	2,411	2,797	3,311	8,264	8,236
Other commercial banking	4,595	4,734	4,528	4,942	4,281	13,857	11,716
Total commercial banking	23,165	23,431	21,329	22,454	22,289	67,925	62,528
Consumer banking:
Card	8,246	7,958	7,544	8,064	7,917	23,748	22,850
Overdraft	4,153	3,817	3,295	3,644	3,957	11,265	10,120
Other consumer banking	2,775	2,753	2,229	2,601	3,054	7,757	8,226
Total consumer banking	15,174	14,528	13,068	14,309	14,928	42,770	41,196
Mortgage banking	3,711	3,991	3,138	3,759	3,142	10,841	10,183
Gain on acquisition, net of tax	—	—	—	(2,689)	(7,706)	—	39,685
Other	5,718	4,917	7,914	6,089	5,425	18,547	13,756
Non-interest income before investment securities gains (losses)	70,407	69,148	67,234	65,924	59,674	206,788	230,089
Investment securities (losses) gains, net	—	—	(2)	—	(1)	(2)	(20,283)
Total Non-Interest Income	70,407	69,148	67,232	65,924	59,673	206,786	209,806
Non-Interest Expense:
Salaries and employee benefits	111,265	107,123	103,526	107,886	118,824	321,914	324,935
Data processing and software	18,535	18,262	18,599	19,550	20,314	55,396	58,332
Net occupancy	15,954	16,410	18,207	16,417	18,999	50,571	52,942
Other outside services	12,951	12,009	11,837	14,531	15,839	36,797	46,055
Intangible amortization	5,368	5,460	6,269	6,282	6,287	17,097	11,548
FDIC insurance	5,089	4,951	5,597	5,921	5,109	15,638	17,909
Equipment	3,926	4,100	4,150	4,388	4,860	12,175	13,461
Marketing	2,470	2,604	2,521	2,695	2,251	7,595	6,263
Professional fees	2,320	2,163	(1,078)	3,387	2,811	3,405	7,470
Acquisition-related expenses	—	—	380	9,637	14,195	380	27,998
Other	18,696	19,729	19,452	25,921	16,600	57,877	36,263
Total Non-Interest Expense	196,574	192,811	189,460	216,615	226,089	578,845	603,176
Income Before Income Taxes	127,786	122,651	115,061	86,243	79,664	365,497	258,386
Income tax expense	27,332	23,453	22,074	17,623	16,458	72,858	38,264
Net Income	100,454	99,198	92,987	68,620	63,206	292,639	220,122
Preferred stock dividends	(2,562)	(2,562)	(2,562)	(2,562)	(2,562)	(7,686)	(7,686)
Net Income Available to Common Shareholders	$97,892	$96,636	$90,425	$66,058	$60,644	$284,953	$212,436

	Three months ended					Nine months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Sep 30
	2025	2025	2025	2024	2024	2025	2024
PER SHARE:
Net income available to common shareholders (basic)	$0.54	$0.53	$0.50	$0.36	$0.33	$1.57	$1.23
Net income available to common shareholders (diluted)	$0.53	$0.53	$0.49	$0.36	$0.33	$1.55	$1.21
Cash dividends	$0.18	$0.18	$0.18	$0.18	$0.17	$0.54	$0.51

Weighted average shares (basic)	181,658	182,261	182,179	182,032	181,905	182,030	173,337
Weighted average shares (diluted)	183,349	183,813	184,077	183,867	183,609	183,718	175,033

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Three months ended
	September 30, 2025			June 30, 2025			September 30, 2024
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans(2)	$24,020,322	$358,443	5.93%	$23,899,742	$349,490	5.86%	$24,147,801	$376,160	6.20%
Investment securities(3)	5,330,905	49,442	3.70%	5,390,953	49,463	3.67%	4,526,885	37,853	3.34%
Other interest-earning assets	622,832	7,557	4.83%	682,075	8,197	4.82%	1,338,592	18,068	5.37%
Total Interest-Earning Assets	29,974,059	415,442	5.51%	29,972,770	407,150	5.44%	30,013,278	432,081	5.74%

Noninterest-earning assets:
Cash and due from banks	312,578			277,880			306,427
Premises and equipment	181,116			186,989			181,285
Other assets	1,837,179			1,848,891			1,772,052
Less: ACL - loans(4)	(380,894)			(384,956)			(377,807)
Total Assets	$31,924,038			$31,901,574			$31,895,235

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-bearing liabilities:
Demand deposits	$7,876,227	$36,369	1.83%	$7,800,881	$34,745	1.79%	$7,668,583	$38,768	2.01%
Savings deposits	8,391,379	48,237	2.28%	8,219,637	47,462	2.32%	7,663,599	49,477	2.57%
Brokered deposits	694,486	7,689	4.39%	688,957	7,495	4.36%	842,661	11,344	5.36%
Time deposits	4,097,195	37,942	3.67%	4,112,130	39,492	3.85%	4,107,466	45,735	4.43%
Total Interest-Bearing Deposits	21,059,287	130,237	2.45%	20,821,605	129,194	2.49%	20,282,309	145,324	2.85%

Borrowings and other interest-bearing liabilities	1,564,996	16,571	4.20%	1,756,246	18,646	4.26%	2,229,348	24,324	4.34%
Total Interest-Bearing Liabilities	22,624,283	146,808	2.57%	22,577,851	147,840	2.62%	22,511,657	169,648	3.00%

Noninterest-bearing liabilities:
Demand deposits	5,239,393			5,303,997			5,495,950
Other liabilities	698,994			715,711			727,306
Total Liabilities	28,562,670			28,597,559			28,734,913
Total Deposits	26,298,680		1.96%	26,125,602		1.98%	25,778,259		2.24%
Total interest-bearing liabilities and non-interest bearing deposits (cost of funds)	27,863,676		2.09%	27,881,848		2.13%	28,007,607		2.41%

Shareholders' equity	3,361,368			3,304,015			3,160,322
Total Liabilities and Shareholders' Equity	$31,924,038			$31,901,574			$31,895,235

Net interest income/net interest margin (fully taxable equivalent)		268,634	3.57%		259,310	3.47%		262,433	3.49%
Tax equivalent adjustment		(4,436)			(4,389)			(4,424)
Net Interest Income		$264,198			$254,921			$258,009

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Average balances include non-performing loans.
(3) Average balances include amortized historical cost for AFS securities; the related unrealized holding gains (losses) are included in other assets.
(4) ACL - loans relates to the ACL for net loans and does not include the ACL related to OBS credit exposures, which is included in other liabilities.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED)
(dollars in thousands)
	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2025	2025	2025	2024	2024
Loans, by type:
Real estate - commercial mortgage	$9,721,395	$9,652,320	$9,655,283	$9,595,996	$9,318,273
Commercial and industrial	4,494,662	4,530,085	4,608,401	4,730,101	4,998,051
Real estate - residential mortgage	6,560,413	6,448,443	6,367,978	6,319,205	6,268,922
Real estate - home equity	1,191,465	1,179,109	1,160,713	1,116,665	1,122,313
Real estate - construction	1,125,130	1,172,138	1,296,090	1,312,245	1,437,907
Consumer	590,658	599,505	615,741	665,261	682,602
Leases and other loans(1)	336,599	318,142	302,657	329,311	319,733
Total Net Loans	$24,020,322	$23,899,742	$24,006,863	$24,068,784	$24,147,801

Deposits, by type:
Noninterest-bearing demand	$5,239,393	$5,303,997	$5,412,063	$5,558,110	$5,495,950
Interest-bearing demand	7,876,227	7,800,881	7,753,586	7,838,590	7,668,583
Savings	8,391,379	8,219,637	7,971,728	7,806,303	7,663,599
Total demand and savings	21,506,999	21,324,515	21,137,377	21,203,003	20,828,132
Brokered	694,486	688,957	904,722	877,526	842,661
Time	4,097,195	4,112,130	4,127,784	4,232,849	4,107,466
Total Deposits	$26,298,680	$26,125,602	$26,169,883	$26,313,378	$25,778,259

Borrowings, by type:
Federal funds purchased	$—	$1,099	$—	$54	$—
Federal Home Loan Bank advances	484,022	712,198	709,367	727,957	754,130
Senior debt and subordinated debt	367,517	367,438	367,357	449,795	535,831
Other borrowings and other interest-bearing liabilities	713,456	675,511	678,176	669,625	939,387
Total Borrowings	$1,564,995	$1,756,246	$1,754,900	$1,847,431	$2,229,348

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Nine months ended September 30
	2025			2024
	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans(2)	$23,975,693	$1,055,558	5.88%	$22,918,845	$1,045,573	6.09%
Investment securities(3)	5,307,436	146,147	3.67%	4,303,048	98,701	3.05%
Other interest-earning assets	698,727	24,919	4.76%	921,483	37,126	5.38%
Total Interest-Earning Assets	29,981,856	1,226,624	5.46%	28,143,376	1,181,400	5.60%

Noninterest-Earning assets:
Cash and due from banks	297,491			297,268
Premises and equipment	186,414			202,531
Other assets	1,850,254			1,828,085
Less: ACL - loans(4)	(383,776)			(353,567)
Total Assets	$31,932,239			$30,117,693

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-Bearing liabilities:
Demand deposits	$7,810,681	$105,303	1.80%	$6,785,106	$91,016	1.79%
Savings deposits	8,195,790	140,800	2.30%	7,215,631	133,175	2.47%
Brokered deposits	761,952	25,222	4.43%	1,015,823	41,073	5.40%
Time deposits	4,112,258	118,998	3.87%	3,583,905	114,721	4.28%
Total Interest-Bearing Deposits	20,880,681	390,323	2.50%	18,600,465	379,985	2.73%

Borrowings and other interest-bearing liabilities	1,691,351	52,830	4.18%	2,425,753	81,177	4.47%
Total Interest-Bearing Liabilities	22,572,032	443,153	2.62%	21,026,218	461,162	2.93%

Noninterest-Bearing liabilities:
Demand deposits	5,317,851			5,339,590
Other liabilities	735,460			791,175
Total Liabilities	28,625,343			27,156,983
Total Deposits	26,198,532		1.99%	23,940,055		2.12%
Total interest-bearing liabilities and non-interest bearing deposits (cost of funds)	27,889,883		2.12%	26,365,808		2.33%

Shareholders' equity	3,306,896			2,960,710
Total Liabilities and Shareholders' Equity	$31,932,239			$30,117,693

Net interest income/net interest margin (fully taxable equivalent)		783,471	3.49%		720,238	3.42%
Tax equivalent adjustment		(13,166)			(13,572)
Net Interest Income		$770,305			$706,666

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Average balances include non-performing loans.
(3) Average balances include amortized historical cost for AFS; the related unrealized holding gains (losses) are included in other assets.
(4) ACL - loans relates to the ACL for net loans and does not include the ACL related to OBS credit exposures, which is included in other liabilities.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED)
(dollars in thousands)

	Nine months ended September 30
	2025	2024
Loans, by type:
Real estate - commercial mortgage	$9,676,574	$8,803,503
Commercial and industrial	4,543,967	4,786,976
Real estate - residential mortgage	6,459,649	5,844,317
Real estate - home equity	1,177,209	1,091,526
Real estate - construction	1,197,159	1,370,134
Consumer	601,877	697,204
Leases and other loans(1)	319,258	325,185
Total Net Loans	$23,975,693	$22,918,845

Deposits, by type:
Noninterest-bearing demand	$5,317,851	$5,339,590
Interest-bearing demand	7,810,681	6,785,106
Savings	8,195,790	7,215,631
Total demand and savings	21,324,322	19,340,327
Brokered	761,952	1,015,823
Time	4,112,258	3,583,905
Total Deposits	$26,198,532	$23,940,055

Borrowings, by type:
Federal funds purchased	$366	$68,515
Federal Home Loan Bank advances	634,370	829,971
Senior debt and subordinated debt	367,438	535,656
Other borrowings	689,177	991,611
Total Borrowings	$1,691,351	$2,425,753

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
ASSET QUALITY INFORMATION (UNAUDITED)
(dollars in thousands)
	Three months ended					Nine months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Sep 30	Sep 30
	2025	2025	2025	2024	2024	2025	2024
Allowance for credit losses related to net loans:
Balance at beginning of period	$377,337	$379,677	$379,156	$375,961	$375,941	$379,156	$293,404

CECL day 1 provision expense(1)	—	—	—	—	—	—	23,444
Initial purchased credit deteriorated allowance for credit losses	—	—	—	(136)	(1,139)	—	54,767
Loans charged off:
Real estate - commercial mortgage	(3,906)	(6,402)	(12,106)	(2,844)	(2,723)	(22,414)	(10,602)
Commercial and industrial	(5,847)	(5,780)	(3,865)	(9,480)	(6,256)	(15,492)	(16,843)
Real estate - residential mortgage	(394)	(258)	(343)	(55)	(1,131)	(995)	(1,417)
Consumer and home equity	(2,527)	(1,885)	(2,193)	(2,179)	(2,308)	(6,605)	(6,312)
Real estate - construction	(5,286)	(100)	—	—	—	(5,387)	—
Leases and other loans(2)	(1,479)	(1,491)	(1,527)	(1,768)	(726)	(4,495)	(2,929)
Total loans charged off	(19,439)	(15,916)	(20,034)	(16,326)	(13,144)	(55,388)	(38,103)
Recoveries of loans previously charged off:
Real estate - commercial mortgage	4,307	133	374	199	107	4,814	405
Commercial and industrial	3,205	2,628	5,952	1,387	1,008	11,785	3,052
Real estate - residential mortgage	33	203	174	104	130	410	368
Consumer and home equity	726	899	660	974	545	2,285	2,382
Real estate - construction	47	99	82	47	103	228	336
Leases and other loans(2)	192	240	201	194	129	633	538
Total recoveries of loans previously charged off	8,510	4,202	7,443	2,905	2,022	20,155	7,081
Net loans charged off	(10,929)	(11,714)	(12,591)	(13,421)	(11,122)	(35,233)	(31,022)
Provision for credit losses(1)	9,850	9,374	13,112	16,752	12,281	32,335	35,368
Balance at end of period	$376,258	$377,337	$379,677	$379,156	$375,961	$376,258	$375,961
Net charge-offs to average loans(3)	0.18%	0.20%	0.21%	0.22%	0.18%	0.20%	0.18%

Provision for credit losses related to OBS Credit Exposures
Provision for credit losses(1)	$395	$(767)	$786	$(27)	$(352)	$414	$(3,902)

NON-PERFORMING ASSETS:
Non-accrual loans	$150,137	$182,942	$162,426	$189,293	$175,861
Loans 90 days past due and accruing	48,597	29,949	34,367	30,781	26,286
Total non-performing loans	198,734	212,891	196,793	220,074	202,147
Other real estate owned	2,305	2,706	2,193	2,621	2,844
Total non-performing assets	$201,039	$215,597	$198,986	$222,695	$204,991

NON-PERFORMING LOANS, BY TYPE:
Commercial and industrial	$48,817	$45,565	$42,913	$43,677	$64,450
Real estate - commercial mortgage	87,789	90,852	88,081	102,359	71,467
Real estate - residential mortgage	44,689	37,703	46,878	45,901	41,727
Consumer and home equity	12,658	11,109	12,682	14,374	12,830
Real estate - construction	3,461	25,602	3,666	1,746	1,746
Leases and other loans(2)	1,320	2,060	2,573	12,017	9,927
Total non-performing loans	$198,734	$212,891	$196,793	$220,074	$202,147

(1) The sum of these amounts are reflected in the provision for credit losses in the Condensed Consolidated Statements of Income.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.
(3) Quarterly results are annualized.

FULTON FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
(dollars in thousands, except per share and share data)

Explanatory note:	This press release contains supplemental financial information, as detailed below, that has been derived by methods other than GAAP. The Corporation has presented these non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate the Corporation's results. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure follow:

	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2025	2025	2025	2024	2024
Operating net income available to common shareholders
Net income available to common shareholders	$97,892	$96,636	$90,425	$66,058	$60,644
Less: Other	(738)	(9)	(122)	(269)	(677)
Plus: Gain on acquisition, net of tax	—	—	—	2,689	7,706
Plus: Core deposit intangible amortization	5,255	5,346	6,155	6,155	6,155
Plus: Acquisition-related expense	—	—	380	9,637	14,195
Plus: FDIC special assessment	—	—	—	—	(16)
Plus: FultonFirst implementation and asset disposals	(207)	(270)	(47)	10,001	9,385
Less: Tax impact of adjustments	(905)	(1,064)	(1,337)	(5,360)	(6,099)
Operating net income available to common shareholders (numerator)	$101,297	$100,639	$95,454	$88,911	$91,293

Weighted average shares (diluted) (denominator)	183,349	183,813	184,077	183,867	183,609

Operating net income available to common shareholders, per share (diluted)	$0.55	$0.55	$0.52	$0.48	$0.50

Common shareholders' equity (tangible), per share
Shareholders' equity	$3,413,598	$3,329,246	$3,274,321	$3,197,325	$3,203,943
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(618,361)	(623,729)	(629,189)	(635,458)	(641,739)
Tangible common shareholders' equity (numerator)	$2,602,359	$2,512,639	$2,452,254	$2,368,989	$2,369,326

Shares outstanding, end of period (denominator)	180,865	182,379	182,204	182,089	181,957

Common shareholders' equity (tangible), per share	$14.39	$13.78	$13.46	$13.01	$13.02

	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2025	2025	2025	2024	2024
Operating return on average assets
Net income	$100,454	$99,198	$92,987	$68,620	$63,206
Less: Other	(738)	(9)	(122)	(269)	(677)
Less: Gain on acquisition, net of tax	—	—	—	2,689	7,706
Plus: Core deposit intangible amortization	5,255	5,346	6,155	6,155	6,155
Plus: Acquisition-related expense	—	—	380	9,637	14,195
Plus: FDIC special assessment	—	—	—	—	(16)
Plus: FultonFirst implementation and asset disposals	(207)	(270)	(47)	10,001	9,385
Less: Tax impact of adjustments	(905)	(1,064)	(1,337)	(5,360)	(6,099)
Operating net income (numerator)	$103,859	$103,201	$98,016	$91,473	$93,855

Total average assets	$31,924,038	$31,901,574	$31,971,601	$32,098,852	$31,895,235
Less: Average net core deposit intangible	(65,999)	(71,282)	(77,039)	(83,173)	(89,350)
Total operating average assets (denominator)	$31,858,039	$31,830,292	$31,894,562	$32,015,679	$31,805,885

Operating return on average assets(1)	1.29%	1.30%	1.25%	1.14%	1.17%

Operating return on average common shareholders' equity (tangible)
Net income available to common shareholders	$97,892	$96,636	$90,425	$66,058	$60,644
Less: Other	(738)	(9)	(122)	(269)	(677)
Less: Gain on acquisition, net of tax	—	—	—	2,689	7,706
Plus: Intangible amortization	5,368	5,460	6,269	6,282	6,287
Plus: Acquisition-related expense	—	—	380	9,637	14,195
Plus: FDIC special assessment	—	—	—	—	(16)
Plus: FultonFirst implementation and asset disposals	(207)	(270)	(47)	10,001	9,385
Less: Tax impact of adjustments	(929)	(1,088)	(1,361)	(5,387)	(6,127)
Adjusted net income available to common shareholders (numerator)	$101,386	$100,729	$95,544	$89,011	$91,397

Average shareholders' equity	$3,361,368	$3,304,015	$3,254,125	$3,219,026	$3,160,322
Less: Average preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Average goodwill and intangible assets	(620,986)	(626,383)	(632,254)	(638,507)	(644,814)
Average tangible common shareholders' equity (denominator)	$2,547,504	$2,484,754	$2,428,993	$2,387,641	$2,322,630

Operating return on average common shareholders' equity (tangible)(1)	15.79%	16.26%	15.95%	14.83%	15.65%

Tangible common equity to tangible assets (TCE Ratio)
Shareholders' equity	$3,413,598	$3,329,246	$3,274,321	$3,197,325	$3,203,943
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(618,361)	(623,729)	(629,189)	(635,458)	(641,739)
Tangible common shareholders' equity (numerator)	$2,602,359	$2,512,639	$2,452,254	$2,368,989	$2,369,326

Total assets	$31,995,086	$32,040,448	$32,132,028	$32,071,810	$32,185,726
Less: Goodwill and intangible assets	(618,361)	(623,729)	(629,189)	(635,458)	(641,739)
Total tangible assets (denominator)	$31,376,725	$31,416,719	$31,502,839	$31,436,352	$31,543,987

Tangible common equity to tangible assets	8.29%	8.00%	7.78%	7.54%	7.51%
(1) Results are annualized.

	Three months ended
	Sep 30	Jun 30		Mar 31	Dec 31	Sep 30
	2025	2025		2025	2024	2024
Efficiency ratio
Non-interest expense	$196,574	$192,811		$189,460	$216,615	$226,089
Less: Acquisition-related expense	—	—		(380)	(9,637)	(14,195)
Less: FDIC special assessment	—	—		—	—	16
Less: FultonFirst implementation and asset disposals	207	270		47	(10,001)	(9,385)
Less: Intangible amortization	(5,368)	(5,460)		(6,269)	(6,282)	(6,287)
Operating non-interest expense (numerator)	$191,413	$187,621		$182,858	$190,695	$196,238

Net interest income	$264,198	$254,921		$251,187	$253,659	$258,009
Tax equivalent adjustment	4,436	4,389		4,340	4,343	4,424
Plus: Total non-interest income	70,407	69,148		67,232	65,924	59,673
Less: Other revenue	(138)	(9)		(122)	(269)	(677)
Less: Gain on acquisition, net of tax	—	—		—	2,689	7,706
Plus: Investment securities (gains) losses, net	—	—		2	—	1
Total revenue (denominator)	$338,903	$328,449		$322,639	$326,346	$329,136

Efficiency ratio	56.5%	57.1%		56.7%	58.4%	59.6%

Operating non-interest expense to total average assets
Non-interest expense	$196,574	$192,811		$189,460	$216,615	$226,089
Less: Intangible amortization	(5,368)	(5,460)		(6,269)	(6,282)	(6,287)
Less: Acquisition-related expense	—	—		(380)	(9,637)	(14,195)
Less: FDIC special assessment	—	—		—	—	16
Less: FultonFirst implementation and asset disposals	207	270		47	(10,001)	(9,385)
Operating non-interest expense (numerator)	$191,413	$187,621		$182,858	$190,695	$196,238

Total average assets (denominator)	$31,924,038	$31,901,574		$31,971,601	$32,098,852	$31,895,235

Operating non-interest expenses to total average assets(1)	2.38%	2.36%		2.32%	2.36%	2.45%
(1) Results are annualized.

	Nine Months Ended
	Sep 30	Sep 30
	2025	2024
Operating net income available to common shareholders
Net income available to common shareholders	$284,953	$212,436
Less: Other	(869)	(1,535)
Plus Gain on acquisition, net of tax	—	(39,685)
Plus: Loss on securities restructuring	—	20,282
Plus: Core deposit intangible amortization	16,756	11,152
Plus: Acquisition-related expense	380	27,998
Plus: CECL Day 1 Provision	—	23,444
Less: Gain on sale-leaseback	—	(20,266)
Plus: FDIC special assessment	—	940
Plus: FultonFirst implementation and asset disposals	(524)	22,065
Less: Tax impact of adjustments	(3,306)	(17,657)
Operating net income available to common shareholders (numerator)	$297,390	$239,174	239,174

Weighted average shares (diluted) (denominator)	183,718	175,033

Operating net income available to common shareholders, per share (diluted)	$1.62	$1.37